- --------------------------------------------------------------------------------
                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

                                 JULY 1, 1996
                               (Date of Report)


                               MAIL-WELL, INC.
             (Exact Name of Registrant as Specified in its Charter)

                                    DELAWARE
                 (State or Other Jurisdiction of Incorporation)

         0-26692                                       84-1250533
(Commission File Number)                    (IRS Employer Identification Number)

                  23 INVERNESS WAY EAST, ENGLEWOOD, CO 80112
             (Address of principal executive offices)   (Zip Code)

                                 303-790-8023
             (Registrant's telephone number, including area code)

- --------------------------------------------------------------------------------

ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS

(a)  Financial Statements of Businesses Acquired

     Quality Park Products, Inc. Financial Statements
     .  Report of Independent Auditors
     .  Balance Sheet as of March 31, 1996
     .  Statement of Income and Retained Earnings for the Year Ended March 31,
        1996
     .  Statement of Cash Flow for the Year Ended March 31, 1996
     .  Notes to Financial Statements

(b)  Pro Forma Financial Information:

     On April 22, 1996, Mail-Well, Inc., through its wholly-owned subsidiary Mail-Well I Corporation (the "Company"), acquired substantially all of the assets and certain of the liabilities of Quality Park Products, Inc. ("QPP"), a company that operates three envelope manufacturing facilities in the United States. On August 25, 1995, Mail-Well, Inc., through its wholly-owned subsidiary Mail-Well I Corporation, acquired all of the outstanding stock of Graphic Arts Center, Inc. ("GAC"), one of the leading high impact commercial printers in the United States. On July 31, 1995, Mail-Well, Inc., through its wholly-owned subsidiary Mail-Well I Corporation, acquired all of the outstanding shares of common stock of Supremex, Inc. ("Supremex") a Canadian manufacturer of envelopes. Collectively, these acquisitions are defined as the "Acquisitions". On December 19, 1994, the Company acquired substantially all of the assets of American Envelope Company ("American"), a manufacturer of envelopes.

     In September 1995, Mail-Well, Inc. completed an initial public offering (the "Offering") of 5,000,000 shares of common stock at $14.00 per share. The net proceeds of the Offering, after underwriting commissions and expenses, were approximately $64.4 million.

     The attached unaudited pro forma consolidated financial information for Mail-Well, Inc. consists of an Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 1995, and for the quarter ended March 31, 1996, and an Unaudited Pro Forma Consolidated Balance Sheet as of March 31, 1996 (collectively, the "Pro Forma Statements"). The Pro Forma Statements give effect to the Offering, the Acquisitions and related financings. The Unaudited Pro Forma Condensed Consolidated Statements of Operations give effect to the Acquisitions as if they had occurred on January 1, 1995. The Unaudited Pro Forma Consolidated Balance Sheet gives effect to such transactions as if they had occurred on March 31, 1996. The pro forma adjustments are based on currently available information and upon certain assumptions that management of the Company believes are reasonable under the circumstances.

(a)  Financial Statements of Business Acquired

                        Report of Independent Auditors


The Board of Directors
Quality Park Products, Inc.

We have audited the accompanying balance sheet of Quality Park Products, Inc. as of March 31, 1996, and the related statements of income and retained earnings (deficit), and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Quality Park Products, Inc. at March 31, 1996, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.



/s/ Ernst & Young LLP
- ---------------------
Minneapolis, Minnesota
May 10, 1996

                          Quality Park Products, Inc.
                                 Balance Sheet
                                 March 31, 1996
                             (Dollars in thousands)

ASSETS
Current assets:
 Cash                                                                           $       27
 Trade accounts receivable, less allowance for doubtful accounts
  of $350                                                                            9,007
 Inventories                                                                        12,411
 Prepaid expenses and other current assets                                              73
 Deferred income taxes                                                                 162
                                                                               -------------
Total current assets                                                                21,680

Property, plant and equipment:
 Land and buildings                                                                    900
 Machinery and equipment                                                            12,443
 Leasehold improvements                                                                722
 Equipment under capital leases                                                        272
 Furniture and fixtures                                                                113
                                                                               -------------
                                                                                    14,450
 Less accumulated depreciation and amortization                                      3,614
                                                                               -------------
 Net property, plant and equipment                                                  10,836
                                                                               -------------
Total assets                                                                       $32,516
                                                                               =============

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
 Accounts payable                                                                  $ 5,704
 Accounts payable, parent                                                            2,861
 Accrued expenses                                                                    4,124
 Income taxes payable                                                                  246
 Current portion of long-term debt                                                     237
                                                                               -------------
Total current liabilities                                                           13,172

Deferred income taxes                                                                1,163
Long-term debt                                                                         548
Intercompany borrowings                                                             15,899

Stockholders' equity:
 Common Stock, $.01 par value:
  Authorized shares - 100
  Issued and outstanding shares - 100                                                    -
 Additional paid-in capital                                                          3,000
 Retained earnings (deficit)                                                        (1,266)
                                                                               -------------
Total stockholders' equity                                                           1,734
                                                                               -------------
Total liabilities and stockholders' equity                                         $32,516
                                                                               =============


See accompanying notes.

                          Quality Park Products, Inc.
              Statement of Income and Retained Earnings (Deficit)
                           Year ended March 31, 1996
                            (Dollars in thousands)

Sales                                                             $99,531
Cost of goods sold                                                 82,529
                                                                -----------
                                                                   17,002

Operating expenses:
 General and administrative                                         8,577
 Selling                                                            3,178
                                                                -----------
                                                                   11,755
                                                                -----------
Operating profit                                                    5,247

Other expense:
 Interest expense                                                   2,045
                                                                -----------
Income before income taxes                                          3,202
Provision for income taxes                                          1,153
                                                                -----------
Net income                                                          2,049

Retained earnings (deficit) at beginning of year                   (3,315)
                                                                 -----------
Retained earnings (deficit) at end of year                        $(1,266)
                                                                 ===========


See accompanying notes.

                          Quality Park Products, Inc.
                            Statement of Cash Flows
                           Year ended March 31, 1996
                             (Dollars in thousands)

OPERATING ACTIVITIES
Net income                                                              $2,049
Adjustments to reconcile net income to net cash provided by
 operating activities:
  Depreciation and amortization                                          1,404
  Deferred taxes                                                           917
  Gain on sale of property and equipment                                  (140)
  Changes in operating assets and liabilities:
   Trade accounts receivable                                               794
   Inventories                                                             338
   Prepaid expenses and other current assets                               375
   Accounts payable                                                     (3,244)
   Accounts payable, parent                                                688
   Accrued expenses                                                       (248)
   Income taxes payable                                                  1,803
                                                                    -------------
Net cash provided by operating activities                                4,736

INVESTING ACTIVITIES
Proceeds from sale of property and equipment                               225
Purchases of property, plant and equipment                                (772)
                                                                    -------------
Net cash used in investing activities                                     (547)

FINANCING ACTIVITIES
Net reduction of intercompany borrowings                                (4,297)
Payments of long-term debt                                                 (89)
                                                                    -------------
Net cash used in financing activities                                   (4,386)
                                                                    -------------

Net decrease in cash                                                      (197)
Cash at beginning of year                                                  224
                                                                    -------------
Cash at end of year                                                    $    27
                                                                    =============


See accompanying notes.

                          Quality Park Products, Inc.
                         Notes to Financial Statements
                                March 31, 1996



1. NATURE OF BUSINESS

Quality Park Products, Inc. ("the Company") manufactures a broad line of commodity envelopes with primary emphasis in the office products market to wholesale customers nationwide. The Company's products include open-side envelopes, open-end envelopes, special purpose envelopes, filing supplies and paper. The Company is a national distributor with four plants located in Beresford, South Dakota; Atlanta, Georgia; St. George, Utah; and St. Paul, Minnesota. Principal customers include national wholesale stationers, large national office products dealers and superstores.

The Company is an indirect, wholly-owned subsidiary of Triumph Group Holdings, Inc. ("the Parent").

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

INVENTORIES

Inventories are stated at the lower of cost or market. The last-in, first-out
(LIFO) cost method represents approximately 83% of inventories at March 31, 1996. The first-in, first-out (FIFO) cost method represents approximately 17% of inventories at March 31, 1996.

PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment are stated at cost. Depreciation is provided over the estimated useful lives of the assets ranging from three to thirty-nine years. Leasehold improvements are amortized over the shorter of the term of the lease or the life of the asset.

INCOME TAXES

Income taxes are accounted for under the liability method. Deferred income taxes are provided for temporary differences between the financial reporting and tax basis of assets and liabilities.

Taxable income or loss of the Company is included in the consolidated federal income tax return of the Parent. In accordance with the Parent's income tax policy, income taxes are allocated to the Company based on amounts the Company would pay or receive if it filed a separate federal income tax return, except that the Company receives credit from the Parent for the tax benefit of the Company's net operating losses and tax credits, to the extent that they can be utilized in the Parent's consolidated federal income tax return.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

IMPAIRMENT OF LONG-LIVED ASSETS

In March 1995, the Financial Accounting Standards Board (FASB) issued Statement No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of, which requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount. Statement No. 121 also addresses the accounting for long-lived assets that are expected to be disposed of. The Company does not believe the effect of adoption will be material.

3. INVENTORIES

Inventories at March 31, 1996 consist of the following (in thousands):

  Raw materials                                                      $ 3,212
  Work in process                                                        162
  Finished goods                                                      12,053
                                                                   -----------
  Total inventories at current cost                                   15,427

  Less allowance to reduce current costs to LIFO basis                 3,016
                                                                   -----------
  Total inventories                                                  $12,411
                                                                   ===========

4. ACCRUED EXPENSES

Accrued expenses at March 31, 1996 consist of the following (in thousands):

  Customer rebates                                                   $ 1,797
  Accrued payroll, bonus and commissions                                 944
  Accrued vacation pay                                                   666
  Taxes other than income                                                306
  Accrued insurance                                                      247
  Other                                                                  164
                                                                   -----------
                                                                     $ 4,124
                                                                   ===========

5. INCOME TAXES

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. These differences relate to the tax treatment of inventory, allowance for doubtful accounts, financing lease obligations, vacation pay and accelerated depreciation methods used for tax purposes.

Income tax expense consists of the following for the year ended March 31, 1996 (in thousands):

  Current                 $  236
  Deferred                   917
                        --------
                          $1,153
                        ========

The effective tax rate of 36% for the year ended March 31, 1996 exceeds the federal statutory tax rate primarily as a result of the provision for state income taxes, net of federal benefit.

Taxable income or loss of the Company is included in the consolidated federal income tax return of the Parent. Income taxes were paid by the Parent on behalf of the consolidated group during the year ended March 31, 1996. $1,567,000 of benefits were paid by the Parent to the Company during the year ended March 31, 1996.

6. LONG-TERM DEBT

Long-term debt at March 31, 1996 is as follows (in thousands):

  Industrial revenue bonds                       $626
  Other debt and capital lease obligations        159
                                               ------
                                                  785
  Less current portion                            237
                                               ------
                                                 $548
                                               ======

The industrial revenue bonds bear interest at 7.5% per annum. In connection with the sale of the Company (see Note 10), the bonds were paid in April 1996.

The carrying amounts reported in the balance sheet for the Company's long-term debt approximate their fair values. Interest paid on indebtedness and intercompany borrowings during the year ended March 31, 1996 amounted to $2,054,000.

7. INTERCOMPANY BORROWINGS

Intercompany borrowings represent amounts received from the Parent to finance the Company's operations and the initial acquisition by the Parent. Interest is paid to the Parent based on the Parent's borrowing rate under financing arrangements with third party lenders. Various provisions of the Parent's financing arrangements with third parties contain covenants and restrictions to which the Company adheres. Substantially all of the Company's assets are pledged as collateral under the Parent's financing arrangements. The weighted average interest rate on intercompany borrowings at March 31, 1996 was 8.1%.

8. COMMITMENTS

The Company leases certain property and various equipment under noncancelable operating leases which expire in September 2004. Rent expense charged to operations was $783,000 for the year ended March 31, 1996.

Future minimum lease obligations as of March 31, 1996 are approximately as follows (in thousands):

  1997                                  $  752
  1998                                     752
  1999                                     721
  2000                                     712
  2001                                     603
  Thereafter                               858
                                      --------
                                        $4,398
                                      ========

9. MAJOR CUSTOMERS

Approximately 44% of the Company's net sales for the year ended March 31, 1996 were the result of sales to two customers.

10. DIVESTITURE

Effective April 1, 1996, the Company sold substantially all of its assets and liabilities, except those related to long-term debt, intercompany borrowings and taxes, to a publicly-held company for approximately $26.6 million.

(b)  Pro Forma Financial Information

                       MAIL-WELL, INC. AND SUBSIDIARIES
                       UNAUDITED PRO FORMA CONSOLIDATED
                                 BALANCE SHEET
                             AS OF MARCH 31, 1996
                             (DOLLARS IN MILLIONS)

                                                                                     THE COMPANY
                                             THE                                      PRO FORMA
                                           COMPANY       QPP       PRO FORMA           FOR THE
                                          HISTORICAL  HISTORICAL  ADJUSTMENTS        ACQUISITION
                                          ----------  ----------  -----------        -----------
CURRENT ASSETS
 Receivables, net                        $     103.3  $      9.0                     $     112.3
 Accounts receivable, other                      2.9                                         2.9
 Income tax receivable                           2.7                                         2.7
 Inventories                                    59.9        12.4          2.8   (a)         75.1

 Deferred tax asset                              3.9                                         3.9
 Other current assets                            2.1         0.3         (0.3)  (b)          2.1
                                        -------------------------------------        -----------
          Total current assets                 174.8        21.7          2.5              199.0
                                        -------------------------------------        -----------

Property, plant and equipment, net             202.2        10.8                           213.0

Goodwill, net                                  102.7                      3.1   (c)        105.8

Deferred financing costs, net                   15.2                      0.1   (d)         15.3

Other assets, net                                4.0                      0.5   (e)          4.5
                                        -------------------------------------        -----------
TOTAL ASSETS                             $     498.9  $     32.5    $     6.2        $     537.6
                                        =====================================        ===========

Accounts payable and accrued liabilities $      51.1  $      9.8                     $      60.9
Current portion of long term debt               11.3         0.2                            11.3

Intercompany borrowings                                      2.9         (2.9)  (g)

Other current liabilities                       15.4         0.3          1.0(f)(h)         16.9
                                        -------------------------------------        -----------
Total current liabilities                       77.8        13.2         (1.9)              89.1
                                        -------------------------------------        -----------

Bank borrowings                                210.0                     25.9   (i)        235.9
Intercompany borrowings                                     15.9        (15.9)  (g)

Subordinated notes                              85.0                                        85.0

Other long term debt                             3.2         0.5                             3.7

Deferred income taxes                           15.8         1.2         (1.2)  (j)         15.8




Other liabilities                                1.5                      1.0   (k)          2.5


                                        -------------------------------------        -----------
Total liabilities                              393.3        30.8          7.9              432.0
                                        -------------------------------------        -----------



Stockholders' equity                           105.6         1.7         (1.7)  (l)        105.6


TOTAL LIABILITIES AND                   -------------------------------------        -----------
  STOCKHOLDERS' EQUITY                   $     498.9  $     32.5   $      6.2        $     537.6
                                        =====================================        ===========


   See accompanying notes to unaudited pro forma consolidated balance sheet.

                       MAIL-WELL, INC. AND SUBSIDIARIES
                 NOTES TO PRO FORMA CONSOLIDATED BALANCE SHEET


The Pro Forma Consolidated Balance Sheet reflects adjustments to record the Quality Park Products, Inc. ("QPP") acquisition. The total purchase price included $25.1 million for the net assets of QPP, $1.0 million for a payment due upon certain earnings targets (but not less than $1.0 million), plus transaction costs. The purchase price has been allocated to the fair value of the acquire assets and liabilities resulting in the following adjustments:

     (a) Recording of the reduction in inventories of $0.2 million for the write-off of spare parts which was included in inventory, a $0.3 million increase in inventory to fair value and a $2.7 million increase related to the reversal of the LIFO reserve.

     (b)  Adjustment for assets not purchased.

     (c)  Recording of goodwill of $3.1 million.

     (d) Recording of deferred financing costs associated with this transaction.

     (e) Recording of value associated with an intangible asset of $0.5 million.

     (f) Reduction for $0.2 million of accrued liabilities not purchased. Amount represents income taxes payable.

     (g)  Adjustment for debt not assumed.

     (h) Recording of other current liabilities of $1.2 million which represents the Company's estimate of costs to close the St. Paul, Minnesota operations of the Company. Estimated costs include severance and plant closing expenses.

     (i)  Amount represents debt incurred of $25.9 million.

     (j)  Adjustment for deferred income taxes not assumed.

     (k) Adjustment represents the minimum payment to the seller which is due after the final QPP financial results for the twelve months ended March 31, 1997.

     (l)  Adjustment to reflect the QPP acquisition in equity.

                       MAIL-WELL, INC. AND SUBSIDIARIES
      UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                     FOR THE YEAR ENDED DECEMBER 31, 1995
                   (DOLLARS IN MILLIONS, EXCEPT SHARE DATA)

                                               SUPREMEX             GAC
                                               HISTORICAL        HISTORICAL
                            THE COMPANY       PERIOD FROM        PERIOD FROM          QPP                           THE COMPANY
                             HISTORICAL          JAN 1              JAN 1          HISTORICAL                        PRO FORMA
                             YEAR ENDED         THROUGH            THROUGH         YEAR ENDED      PRO FORMA          FOR THE
                            DEC 31, 1995   JULY 31, 1995 (A)  AUG 24, 1995 (B)  MAR 31, 1996 (C)  ADJUSTMENTS       ACQUISITIONS
                            ------------   -----------------  ----------------  ----------------  -----------       ------------
Net sales                   $      596.8   $            48.4  $          102.4  $           99.5                    $      847.1
Cost of sales                      461.0                32.7              78.3              82.5  $      (0.2)   d         652.3
                                                                                                         (0.5)   f
                                                                                                         (0.7)   d
                                                                                                         (0.4)   e
                                                                                                         (0.4)   j

Depreciation                         9.8                 1.9               3.6                           (0.4)   d          14.9

                            ----------------------------------------------------------------------------------      ------------
Gross profit                       126.0                13.8              20.5              17.0          2.6              179.9
Other operating costs:
Selling and administrative          75.4                 7.7              15.4              11.8         (0.5)   e         109.8



Amortization                         2.9                 -                 0.5               -            0.3    e           3.7


                            -------------------------------------------------------------------------------------------------------
Total other operating costs         78.3                 7.7              15.9              11.8         (0.2)             113.5
                            -------------------------------------------------------------------------------------------------------

Operating income                    47.7                 6.1               4.6               5.2          2.8               66.4

Interest expense                    29.4                 0.5               3.6               2.0          2.0    d          35.5
                                                                                                          1.0    e
                                                                                                         (0.4)   g
                                                                                                         (3.0)   h
                                                                                                          0.4    j

Other (income) expense               0.7                (0.1)                                                                0.6
                            ----------------------------------------------------------------------------------      ------------
Income before taxes                 17.6                 5.7               1.0               3.2          2.8               30.3

Provision for taxes                  7.2                 2.0               0.3               1.2          1.1    i          11.8



Income (loss) before        ----------------------------------------------------------------------------------      -------------
extraordinary item          $       10.4   $             3.7  $            0.7  $            2.0  $       1.7       $       18.5
                            ==================================================================================      =============

Income (loss) per share
before extraordinary item   $       1.36                                                                            $       1.57
                                                                                                                    =============
Weighted average shares
(in thousands)                   7,614.7                                                                                11,770.0
                                                                                                                    =============

   See accompanying notes to unaudited pro forma condensed consolidated statement of operations.

                       MAIL-WELL, INC. AND SUBSIDIARIES
      UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                     FOR THE QUARTER ENDED MARCH 31, 1996
                   (DOLLARS IN MILLIONS, EXCEPT SHARE DATA)

                                                                                                          THE COMPANY
                                                                                                           PRO FORMA
                                         THE COMPANY            QPP                PRO FORMA                FOR THE
                                         HISTORICAL         HISTORICAL (C)        ADJUSTMENTS             ACQUISITIONS
                                         ----------         --------------        -----------             ------------
Net sales                                $     193.7        $    24.0                                    $       217.7
Cost of sales                                  152.5             18.8              $      (0.1)   j              171.2

Depreciation                                     3.5                                                               3.5
                                        --------------------------------------------------------------------------------
Gross profit                                    37.7              5.2                      0.1                    43.0
Other operating costs:
 Selling and administrative                     24.1              1.8                                             25.9


Amortization                                     0.9              0.5                                              1.4



                                        --------------------------------------------------------------------------------
Total other operating costs                     25.0              2.3                       -                     27.3
                                        --------------------------------------------------------------------------------

Operating income                                12.7              2.9                      0.1                    15.7

Interest expense                                 7.8              0.4                      0.2    j                8.4



Other (income) expense                           0.1                                                               0.1
                                        --------------------------------------------------------------------------------
Income before taxes                              4.8              2.5                     (0.1)                    7.2

Provision for taxes                              2.0              0.9                                              2.9



                                        --------------------------------------------------------------------------------
Net income (loss)                        $       2.8        $     1.6              $      (0.1)           $        4.3
                                        ================================================================================

Net income per share                     $      0.23                                                      $       0.36
                                        =============                                                    ===============

Weighted average shares (in thousands)      11,850.7                                                          11,850.7
                                        =============                                                    ===============




See accompanying notes to unaudited pro forma condensed consolidated statement of operations.

                     MAIL-WELL, INC. AND AND SUBSIDIARIES
                          NOTES TO PRO FORMA CONDENSED
                     CONSOLIDATED STATEMENTS OF OPERATIONS

(a) Supremex amounts included in the pro forma condensed consolidated statement of operations for the year ended December 31, 1995, represent the historical results of operations for the period from January 1, 1995 through July 31, 1995. The historical financial information for Supremex has been translated to United States dollars at the average exchange rate in effect during the period. The Supremex financial information has been adjusted to conform to United States generally accepted accounting principles.

(b) GAC amounts included in the pro forma condensed consolidated statement of operations for the year ended December 31, 1995, represent the historical results of operations for the period from January 1, 1995 through August 24, 1995.

(c) QPP amounts included in the pro forma condensed consolidated statement of operations for the year ended December 31, 1995, represent the historical results of operations for the year ended March 31, 1996. QPP amounts included in the pro forma condensed consolidated statement of operations for the quarter ended March 31, 1996, represent the historical results of operations for the three months ended March 31, 1996.

(d)  Reflects adjustments to the Supremex acquisition, as follows:
     (1) Adjustment to reduce cost of goods sold by $0.2 million for the seven months ended July 31, 1995 for the reduction in the cost of paper purchased by Supremex. Due to the Company's large volume of paper purchases, the Company has historically purchased paper at lower prices than Supremex. Subsequent to the Supremex acquisition, the paper purchases of Supremex were negotiated on a combined basis with the Company, and paper costs to Supremex were reduced.

     (2) Adjustment to reduce cost of goods sold by $0.7 million for the year ended December 31, 1995 to eliminate non-recurring charges related to the Supremex Acquisition in July 1995. The historical financial statements of the Company for the year ended December 31, 1995, include a charge to cost of goods sold of $0.7 million related to the adjustment of inventories to fair value in connection with the Supremex Acquisition.

     (3)  Adjustments to depreciation and amortization expense, as follows:

          Amortization of goodwill                         $0.5 million
          Elimination of historical amortization           (0.5) million
          Reduction of depreciation                        (0.4) million
                                                           -----
               Total                                      $(0.4) million
                                                          ======

          Amortization of goodwill is based on amortization over 40 years. The change in depreciation expense results from an increase in the estimated useful lives of the purchased assets offset by an increase in the depreciable basis in connection with the allocation of purchase price.

     (4) Adjustment to reflect interest expense on the additional bank borrowings incurred to consummate the Supremex acquisition and to adjust interest on previous Supremex bank debt being refinanced, based on (i) average total bank borrowings of $49.9 million and an average interest rate of 8.75% for the seven months ended July 31, 1995, and
          (ii) amortization of deferred financing costs incurred in connection with the Supremex acquisition.

(e)  Reflects adjustments to the GAC acquisition, as follows:
     (1) Adjustment to reduce cost of goods sold by $0.4 million for the year ended December 31, 1995 to eliminate non-recurring charges related to the GAC Acquisition in August 1995. The historical financial statements of the Company for the year ended December 31, 1995, include a charge to cost of goods sold of $0.4 million related to the adjustment of inventories to fair value in connection with the GAC Acquisition.

     (2) Adjustment to reduce selling and administrative expense of GAC by $0.5 million for the period ended August 24, 1995, consisting of: (i) management advisory fees of $0.1 million; and (ii) expenses of $0.4 million related to a proposed initial public offering by GAC which was not completed.

     (3)  Adjustments to depreciation and amortization expense, as follows:

          Amortization of goodwill                          $0.5 million
          Elimination of historical amortization            (0.2) million
                                                            -----
               Total                                        $0.3 million
                                                            ====

          Amortization of goodwill is based on amortization over 40 years.

     (4) Adjustment to reflect interest expense on the additional bank borrowings incurred to consummate the GAC acquisition and to adjust interest on previous GAC bank debt being refinanced, based on (i) average total bank borrowings of $79.5 million and an average interest rate of 8.75% for the eight months ended August 24, 1995, and (ii) amortization of deferred financing costs incurred in connection with the GAC acquisition.

(f)  Reflects adjustments related to the American Acquisition, as follows:

     (1) Adjustment to reduce cost of goods sold by $0.5 million for the year ended December 31, 1995 to eliminate non-recurring charges related to the American Acquisition in December 1994. The historical financial statements of the Company for the year ended June 30, 1995, include a charge to cost of goods sold of $0.5 million related to the adjustment of inventories to fair value in connection with the American Acquisition.

(g) Adjustment to interest expense to reflect terms under the Bank Credit Agreement. In connection with the acquisitions of GAC and Supremex, the Company amended and restated the Bank Credit Agreement. Under the Bank Credit Agreement, the Company is charged lower interest rates on all borrowings, including those borrowings in place prior to the GAC acquisition and the Supremex acquisition. The adjustment reduces interest expense by 1/2% per annum on average actual borrowings by the Company.

(h) The Company used the proceeds of the Offering to repay $50.0 million in term loans and $14.4 million in revolving credit loans under the Bank Credit Agreement. Unamortized debt issuance costs of $2.8 million were charged against earnings related to the partial repayment of debt under the Bank Credit Agreement. The pro forma condensed consolidated statements of operations do not reflect this non-recurring charge. Adjustment to reduce interest expense of $1.7 million for the year ended December 31, 1995 for the reduction of debt under the Bank Credit Agreement, resulting in a corresponding reduction of interest expense and amortization of debt issuance costs.

(i) Adjustment to record the income tax effects of the GAC and Supremex Acquisitions.

(j)  Reflects adjustments to the QPP acquisition, as follows:
     (1) Adjustment to reduce cost of goods sold by $0.4 million and $0.1 million, respectively, for the year and quarter ended March 31, 1996 for the reduction in the cost of paper purchased by QPP. Due to the Company's large volume of paper purchases, the Company has historically purchased paper at lower prices than QPP. Subsequent to the QPP acquisition, the paper purchases of QPP will be negotiated on a combined basis with the Company, and paper costs to QPP will be reduced.

     (2) Adjustment to reflect interest expense of $2.4 million and $0.6 million for the year and quarter ended March 31, 1996, respectively, on the additional bank borrowings incurred to consummate the QPP acquisition, based on average additional borrowings of $26.6 million and an average interest rate of 9.1% and 8.4% for the year and quarter ended March 31, 1996, respectively. This expense has been reduced by the historical interest recorded by QPP which would not have been paid of $2.0 million and $0.4 million for the year and quarter ended March 31, 1996, respectively.

(c)  Exhibits

     The following exhibits are furnished in accordance with Item 601 of Regulation S-K:

                    EXHIBIT                            EXHIBIT NUMBER
                    -------                            --------------

     None

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                            MAIL-WELL INC.
                            (Registrant)

                            By: /s/ Paul V. Reilly
                               -------------------
                            Paul V. Reilly
                            Chief Financial Officer, Vice President-Finance

Date:  July 1, 1996